           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1998
                                                      REGISTRATION NO. 333-32789


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                V.F. CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          PENNSYLVANIA                                 23-1180120
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                        628 GREEN VALLEY ROAD, SUITE 500
                        GREENSBORO, NORTH CAROLINA 27408
              (Address of Registrant's Principal Executive Offices)

                      VF CORPORATION 1982 STOCK OPTION PLAN
                      VF CORPORATION 1991 STOCK OPTION PLAN
                   VF CORPORATION 1996 STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                            CANDACE S. CUMMINGS, ESQ.
         VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                                V.F. CORPORATION
                                 P.O. BOX 21488
                        GREENSBORO, NORTH CAROLINA 27420
                     (Name and address of agent for service)

                                 (336) 547-6000
          (Telephone number, including area code, of agent for service)

This Registration Statement constitutes Post-Effective Amendment No. 9 to Registration Statement on Form S-8, No. 2-85579, Post-Effective Amendment No. 5 to Registration Statement on Form S-8,No. 33-26566, Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 33-55014, Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 33-60569 and Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-32789, filed by V.F. Corporation with the Securities and Exchange Commission (the "Commission") on August 4, 1983, January 19, 1989, November 27, 1992, April 29, 1994 and August 4, 1997 respectively.

PROSPECTUS


                                V.F. CORPORATION
                        628 Green Valley Road, Suite 500
                        Greensboro, North Carolina 27408

                                1,784,300 Shares


                                  COMMON STOCK
                           (Without Par Value - Stated
                            Capital $1.00 Per Share)

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 23, 1998

                              AVAILABLE INFORMATION

     V.F. Corporation (the "Company" or "VF") is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company has also filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the Common Stock to which this Prospectus relates. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is hereby made to the copy of the document filed as an exhibit to the registration statement.

     You can inspect and copy the registration statement described above, its exhibits, and the reports, proxy statements, and other information that the Company files with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also obtain copies of such material by mail at prescribed rates from the Commission's Public Reference Section at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also access such material at the Commission's home page on the Internet at (http://www.sec.gov).

     The Common Stock is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE") and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

     In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Shareholders for VF's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. Such requests should be directed to Candace S. Cummings, V.F. Corporation, P.O. Box 21488, Greensboro, North Carolina 27420, telephone number (336) 547-6000.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and any amendments thereto filed by the Company with the Commission are incorporated by reference in this Prospectus:

         (a) the Company's Annual Report on Form 10-K for the year ended January 3, 1998;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998; and

         (c) the description of the Common Stock, no par value per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A dated April 27, 1965 filed pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Company's Registration Statements on Form 8-A dated May 8, 1987 and January 23, 1998 filed pursuant to section 12(b) of the 1934 Act, which contain descriptions of the Common Stock of the Company and certain rights relating to the Common Stock, and any amendment or reports filed for the purpose of updating such descriptions.

     All documents and any amendments thereto filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.


                                   THE COMPANY

     VF, through its operating subsidiaries, designs, manufactures and markets high quality branded jeanswear, knitwear, intimate apparel, children's playwear and other apparel. VF, organized in 1899, oversees the operations of its subsidiaries, providing them with financial and administrative resources. Management of each operating unit is responsible for the growth and development of its business, within guidelines established by VF management.

     The Company is a Pennsylvania corporation. The Company's principal executive offices are located at 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, and its telephone number is (336) 547-6000. The Company's mailing address is P. O. Box 21488, Greensboro, North Carolina 27420.


                              SELLING SHAREHOLDERS

     The following table sets forth (1) the name of each Selling Shareholder, the nature of his/her position, office or other material relationship to VF or its subsidiaries, (2) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of March 31, 1998 (except as otherwise indicated),
(3) the number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Shareholder has a present intention to do so and (4) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company's Common Stock by such Selling Shareholder after March 31, 1998. Except for M. Rust Sharp, who will benefically own 18.9% of the Common Stock after the Offering, none of the listed individuals will own more than one percent or more of the Common Stock after the Offering.

      Name and                            Number of Shares             Number of          Number of Shares
 Principal Position                      Beneficially Owned             Shares           Beneficially Owned
With VF Corporation                     Prior to Offering(1) (2)      Offered (3)         After Offering (2)
Lawrence R. Pugh, Chairman
of the Board                                    315,397                 294,800                25,397

Robert D. Buzzell, Director                      10,600                  13,800                 1,600

Edward E. Crutchfield, Jr.,
Director                                         25,434                   4,800                25,434

Ursula F. Fairbairn, Director                    15,271                  17,400                 2,671

Barbara S. Feigin, Director                      25,376 (4)              25,200                 4,976

Tim Wheeler, Vice President
and Controller                                    5,700                  11,700                  -0-

Robert J. Hurst, Director                        16,863                  17,400                 4,263

George Fellows, Director                          1,000                   4,800                 1,000

Mackey J. McDonald,
President, CEO and Director                     607,043 (5)             696,000                61,043

William E. Pike, Director                    22,952,592 (6)              28,200            22,929,192 (6)

M. Rust Sharp, Director                      22,938,257 (6)              17,400            22,925,657 (6)

L. Dudley Walker, Director                       55,000                   4,800                55,000

Daniel G. MacFarlan, Vice
President and Chairman -
Knitwear, Playwear &
Intimate Apparel Coalitions                     111,411 (7)             132,000                19,411

Frank C. Pickard, III, Vice
President - Treasurer                            21,338                  36,000                 5,338

John P. Schamberger, Vice
President and Chairman -
Jeanswear Coalition                             143,189 (7)             164,000                23,189

Robert K. Shearer, Vice
President - Finance, Chief
Financial and Accounting
Officer                                          49,481                  50,000                12,481

Candace S. Cummings, Vice
President - Administration,
General Counsel & Secretary                      43,443                  60,000                 3,443

Timothy A. Lambeth, Vice
President and President -
European & Asian Operations                     202,506                 206,000                26,506

(1) Includes shares purchaseable upon the exercise of options held by the listed shareholder which have either vested as of March 31, 1998 or will vest within 60 days thereafter.

(2) Shares owned include shares held as of March 3, 1998 in trusts in connection with employee benefit plans, as to which the following participants share voting power but have no present dispositive power: Mr. McDonald - 11,775 shares; Mr. MacFarlan - 5,226 shares; Mr. Pickard - 5,338 shares; Mr. Shearer - 681 shares; and Ms. Cummings - 2,843 shares. Does not include shares of Series B Stock held as of March 3, 1998 in trust in connection with an employee benefit plan, as to which participants also share voting power but have no present dispositive power (and no power to direct conversion into Common Stock), as follows: Mr. McDonald - 206 shares; Mr. Schamberger - 315 shares; Mr. MacFarlan - 274 shares; Mr. Johnson - 206 shares; and Mr. Lambeth - 302 shares. Shares owned also include shares held as of March 3, 1998 in a trust in connection with an employee benefit plan, as to which the following participants have dispositive power but no voting power: Mr. McDonald - 55 shares; and Mr. MacFarlan - 6,082 shares. Shares owned also include shares held as of March 3, 1998 in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors have shared voting power but do not have dispositive power: Mrs. Fairbairn - 935 shares; Mrs. Feigin - 776 shares; Mr. Hurst - 3,463 shares; Mr. Pike - 704 shares; and Mr. Sharp - 369 shares.

(3) Includes shares not yet beneficially owned within the meaning of Rule 13d-3 under the Exchange Act which are purchaseable upon the exercise of options held by the listed shareholder which have not yet vested by March 31, 1998 or within 60 days thereafter.

(4) Includes 400 shares as to which the listed shareholder shares voting and dispositive power.

(5) Includes 31,012 shares of restricted stock over which the listed shareholder holds voting power but not dispositive power.

(6) Includes 22,923,288 shares of Common Stock held by the listed shareholder as a co-trustee under certain Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased, with respect to which the listed shareholder has no pecuniary interest.

(7) Includes 8,103 shares of restricted stock over which the listed shareholder holds voting power but not dispositive power.




                              PLAN OF DISTRIBUTION

     The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the shares of Common Stock in one or more transactions (including block transactions) on the NYSE or the PSE, in sales occurring in the public market off the NYSE or PSE, in separately negotiated transactions or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Shares may be sold by Selling Shareholders through brokers acting on behalf of such Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from such Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended ("Securities Act") may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

     All expenses incurred in connection with the registration of the shares under the Securities Act are being borne by the Company, but all brokerage commissions and other selling expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder. The Company will not receive any proceeds from any sales of Common Stock offered by Selling Shareholders pursuant to this Prospectus, although the Company will receive payment upon the exercise of any options under which shares of Common Stock are acquired by the Selling Shareholders for cash.

                                  LEGAL MATTERS

     Legal matters with respect to the Common Stock being offered hereby have been passed upon for the Company by Pepper Hamilton LLP, Philadelphia, Pennsylvania. M. Rust Sharp, of counsel to Pepper Hamilton LLP, is a director of the Company. Mr. Sharp owns beneficially 22,923,288 shares of Common Stock as a co-trustee under certain Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased. Mr. Sharp has no pecuniary interest in the shares owned by the trusts. Additionally, Mr. Sharp owns 2,000 shares of Common Stock and options to purchase 17,400 shares of Common Stock.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.


                                TABLE OF CONTENTS

                                                                     Page
AVAILABLE INFORMATION ...........................................      2

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE ..........................................      2

THE COMPANY .....................................................      3

SELLING SHAREHOLDERS ............................................      3

PLAN OF DISTRIBUTION ............................................      5

LEGAL MATTERS ...................................................      6

EXPERTS .........................................................      6

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by V.F. Corporation ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) the Company's Annual Report on Form 10-K for the year ended January 3, 1998;

         (b) the description of the Common Stock, no par value per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A dated April 27, 1965 filed pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Company's Registration Statements on Form 8-A dated May 8, 1987 and January 23, 1998 filed pursuant to section 12(b) of the 1934 Act, which contain descriptions of the Common Stock of the Company and certain rights relating to the Common Stock, and any amendment or reports filed for the purpose of updating such descriptions.

         All documents and any amendments thereto filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Legal matters with respect to the Common Stock being offered hereby have been passed upon for the Company by Pepper Hamilton LLP, Philadelphia, Pennsylvania. M. Rust Sharp, of counsel to Pepper Hamilton LLP, is a director of the Company. Mr. Sharp owns beneficially 22,923,288 shares of Common Stock as a co-trustee under certain Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased. Mr. Sharp has no pecuniary interest in the shares owned by the trusts. Additionally, Mr. Sharp owns 2,000 shares of Common Stock and options to purchase 17,400 shares of Common Stock. Mr. Sharp also owns 472 shares held in a trust in connection with the V.F. Deferred Savings Plan for Non- Employee Directors, as to which Mr. Sharp has voting power but not dispositive power.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1741 of the Pennsylvania Business Corporation Law, as amended (the "BCL"), provides that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the BCL provides that in the case of actions by or in the right of the corporation, a corporation may indemnify any such persons only against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect to any claim, issue or matter as to which such person is adjudged liable to the corporation, except to the extent that a court determines that indemnification is proper under the circumstances. The BCL further provides under Section 1743 that to the extent that such person has been successful on the merits or otherwise in defending any action (even one on behalf of the corporation), he is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. The By-Laws of the Company provide for indemnification of the officers or directors of the Company to the fullest extent permissible under the BCL.

         The indemnification provided for under the BCL is not exclusive of any other rights of indemnification. Under Section 1746 of the BCL a corporation may maintain insurance on behalf of any of the persons referred to above against liability asserted against any of them and incurred in or arising out of any capacity referred to above, whether or not the corporation would have the power to indemnify against such liabilities under the BCL. Section 518 of the Pennsylvania Associations Code ("Section 518") provides that a Pennsylvania corporation shall have the power, by action of the shareholders, directors or otherwise, to indemnify a person as to action in his official capacity and as to action in another capacity while holding that office for any action taken or any failure to take any action, whether or not the corporation would have the power to indemnify the person under any other provision of law (including Section 1741 and 1742 of the BCL), except as provided in Section 518, and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Indemnification is not authorized pursuant to Section 518 in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In addition to the power to advance expenses under the BCL, Section 518 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Section 518 permits a business corporation to create a fund, under the control of a trustee or otherwise, to secure or insure in any manner its indemnification obligations whether arising under or pursuant to Section 518 or otherwise. The Company's By-Laws provide that any person made a party to any lawsuit by reason of being a director or officer of the Company may be indemnified by the Company, to the fullest extent permitted by Pennsylvania law, against the reasonable expenses, including attorneys' fees, incurred by the director or officer in connection with the defense of such lawsuit. The By-Laws further provide that a director of the Company shall not be personally liable for monetary damages arising from any action taken or any failure to act by the director unless (a) the director has breached or failed to perform the duties of a director under Section 512 of the Pennsylvania Associations Code or as such law may be amended from time to time and (b) the breach of duty constituted self-dealing, willful misconduct or recklessness. The limitation on a director's personal liability for monetary damages does not apply to a director's criminal liability or liability for taxes.

         The Company maintains directors' and officers' liability insurance for expenses for which indemnification is permitted by Pennsylvania Business Corporation Law and Section 518. These insurance policies insure the Company against amounts which it may become obligated to pay as indemnification to directors and officers and insures its directors and officers against losses (except fines, penalties and other matters uninsurable under law) arising from any claim made against them on account of any alleged "wrongful act" in their official capacity. A wrongful act is defined as "any breach of any duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors and officers or . . . so alleged by any claimant on any matter claimed against them solely by reason of their being such directors or officers," subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties and other matters uninsurable under law) arising out of the insured's breach of fiduciary duty, subject to certain exclusions.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No restricted securities are being reoffered or resold pursuant to this Registration Statement.

ITEM 8.           EXHIBITS.

         Exhibit No.       Description

               *4 1996 Stock Compensation Plan (incorporated by reference to Exhibit A to VF's definitive proxy statement filed on March 10, 1997 (File no. 1-05256)).

              **5        Opinion of Pepper Hamilton LLP.

               23.1      Consent of PricewaterhouseCoopers LLP.

             **23.2      Consent of Pepper Hamilton  (contained in Exhibit 5).

               24        Power of Attorney.

             ------------------
             *    Incorporated by reference.
             **   Previously filed.


ITEM 9.        UNDERTAKINGS

         The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Greensboro, North Carolina, on the 21st day of July, 1998.

                                             V.F. CORPORATION


                                             By:/s/ Mackey J. McDonald
                                             Mackey J. McDonald
                                             President and
                                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                  TITLE                             DATE

    /s/ Mackey J. McDonald     President and                     July 21, 1998
    Mackey J. McDonald         Chief Executive Officer


    /s/ Robert K. Shearer      Vice President - Finance,         July 21, 1998
    Robert K. Shearer          Chief Financial Officer and
                               Chief Accounting Officer



                                    DIRECTORS

Robert D. Buzzell*              George Fellows*              Lawrence R. Pugh*
Edward E. Crutchfield*          Robert J. Hurst*             M. Rust Sharp*
Ursula F. Fairbairn*            Mackey J. McDonald*          L. Dudley Walker*
Barbara S. Feigin*              William E. Pike*

                                   * By:/s/ Candace S. Cummings
                                      Candace S. Cummings, Attorney-In-Fact


                                      Date: July 21, 1998


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
EXHIBIT INDEX

23.1     Consent of PricewaterhouseCoopers LLP
24       Power of Attorney


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